                                                                    EXHIBIT 21.1

                              THE J. JILL GROUP, INC
                             LISTING OF SUBSIDIARIES
                              AT DECEMBER 27, 2003

     NAME OF SUBSIDIARY                         STATE OF INCORPORATION
     ------------------                         ----------------------

     Birch Pond Realty Corporation              Delaware
     The Birch Pond Group, Inc.                 Massachusetts
     QT Services Group, Inc.                    Massachusetts